Exhibit 10.10

Extension of Senior Secured Promissory Note

I, Mr. Lysander M. Marrero (“Holder”) agree to extend the Term of a Senior Secured Promissory Note (attached) to Home savers Holding Corp. for 60 days from this day, the 22nd of June, 2009.

/S/  Lysander M. Marrero
Lysander M. Marrero